Exhibit 10.17

PURCHASE AND SALE CONTRACT

BETWEEN

ORP THREE L.L.C.,

a Maryland limited liability company

AS SELLER

AND

NIGHTHAWK PROPERTIES, LLC,

a Minnesota limited liability company

AND

OSPREY PROPERTIES LIMITED PARTNERSHIP, LLLP,

a Minnesota limited liability limited partnership,

as tenants in common

COLLECTIVELY, AS PURCHASER

RAVEN HILL APARTMENTS

13000 Harriet Avenue

Burnsville, Minnesota 55337

TABLE OF CONTENTS

                                                                                                                                                     Page

ARTICLE I DEFINED TERMS

1

ARTICLE II PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

1

2.1

Purchase and Sale

1

2.2

Purchase Price and Deposit

1

2.3

Escrow Provisions Regarding Deposit

2

ARTICLE III FEASIBILITY PERIOD

3

3.1

Feasibility Period

3

3.2

Expiration of Feasibility Period

3

3.3

Conduct of Investigation

3

3.4

Purchaser Indemnification

4

3.5

Property Materials

4

3.6

Property Contracts

5

ARTICLE IV TITLE

6

4.1

Title Documents

6

4.2

Survey

6

4.3

Delivery of Title

6

4.4

Permitted Exceptions

7

4.5

Intentionally Omitted

7

4.6

Subsequently Disclosed Exceptions

7

4.7

Purchaser Financing

7

4.8

Housing Assistance Program Vouchers

7

ARTICLE V CLOSING

8

5.1

Closing Date

8

5.2

Seller Closing Deliveries

8

5.3

Purchaser Closing Deliveries

9

5.4

Closing Prorations and Adjustments

10

5.5

Post Closing Adjustments

13

5.6

Tax Proceedings

14

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

14

6.1

Seller’s Representations

14

6.2

AS-IS

15

6.3

Survival of Seller’s Representations

16

6.4

Definition of Seller’s Knowledge

17

6.5

Representations and Warranties of Purchaser

17

ARTICLE VII OPERATION OF THE PROPERTY

18

7.1

Leases and Property Contracts

18

7.2

General Operation of Property

19

7.3

Liens

19

ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING

19

8.1

Purchaser’s Conditions to Closing

19

8.2

Seller’s Conditions to Closing

20

ARTICLE IX BROKERAGE

21

9.1

Indemnity

21

9.2

Broker Commission

21

ARTICLE X DEFAULTS AND REMEDIES

21

10.1

Purchaser Default

21

10.2

Seller Default

22

ARTICLE XI RISK OF LOSS OR CASUALTY

23

11.1

Major Damage

23

11.2

Minor Damage

23

11.3

Repairs

23

ARTICLE XII EMINENT DOMAIN

24

12.1

Eminent Domain

24

ARTICLE XIII MISCELLANEOUS

24

13.1

Binding Effect of Contract

24

13.2

Exhibits and Schedules

24

13.3

Assignability

24

13.4

Captions

24

13.5

Number and Gender of Words

25

13.6

Notices

25

13.7

Governing Law and Venue

27

13.8

Entire Agreement

27

13.9

Amendments

27

13.10

Severability

27

13.11

Multiple Counterparts/Facsimile Signatures

28

13.12

Construction

28

13.13

Confidentiality

28

13.14

Time of the Essence

28

13.15

Waiver

28

13.16

Attorneys Fees

28

13.17

Time Zone/Time Periods

29

13.18

1031 Exchange

29

13.19

No Personal Liability of Officers, Trustees or Directors of Seller’s Partners

29

13.20

No Exclusive Negotiations

29

13.21

ADA Disclosure

29

13.22

No Recording

30

13.23

Relationship of Parties

30

13.24

Dispute Resolution

30

13.25

AIMCO Marks

30

13.26

Non-Solicitation of Employees

31

13.27

Survival

31

13.28

Multiple Purchasers

31

ARTICLE XIV LEAD–BASED PAINT DISCLOSURE

31

14.1

Disclosure

31

14.2

Consent Agreement

31

PURCHASE AND SALE CONTRACT

THIS PURCHASE AND SALE CONTRACT (this “Contract”) is entered into as of the 12th day of August, 2008 (the “Effective Date”), by and between ORP THREE L.L.C., a Maryland limited liability company, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“Seller”), and NIGHTHAWK PROPERTIES, LLC, a Minnesota limited liability company and OSPREY PROPERTIES LIMITED PARTNERSHIP, LLLP, a Minnesota limited liability limited partnership, as tenants in common, each having a principal address at c/o Condor Corporation, 2320 Lexington Avenue South, Saint Paul, Minnesota 55120 (collectively, “Purchaser”).

NOW, THEREFORE, in consideration of mutual covenants set forth herein, Seller and Purchaser hereby agree as follows:

RECITALS

A.

Seller owns the real estate located in the County of Dakota, Minnesota, as more particularly described in Exhibit A attached hereto and made a part hereof, and the improvements thereon, commonly known as Raven Hill Apartments.

B.

Purchaser desires to purchase, and Seller desires to sell, such land, improvements and certain associated property, on the terms and conditions set forth below.

ARTICLE I
DEFINED TERMS

Unless otherwise defined herein, any term with its initial letter capitalized in this Contract shall have the meaning set forth in Schedule 1 attached hereto and made a part hereof.

ARTICLE II
PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

2.1

Purchase and Sale

.  Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, all in accordance with the terms and conditions set forth in this Contract.

2.2

Purchase Price and Deposit

.  The total purchase price (“Purchase Price”) for the Property shall be an amount equal to Twenty-Three Million  Dollars ($23,000,000.00), payable by Purchaser, as follows:

2.2.1

Concurrently with the execution and delivery of this Contract by Seller, Purchaser and Escrow Agent, Purchaser shall deliver to Stewart Title Guaranty Company, c/o Wendy Howell, National Commercial Closing Specialist, 1980 Post Oak Boulevard, Suite 610, Houston, TX 77056, 800-729-1906 (“Escrow Agent” or “Title Insurer”) a deposit (the “Deposit”) of Two Hundred Thousand  Dollars ($200,000.00) by wire transfer of immediately available funds (“Good Funds”).

2.2.2

The balance of the Purchase Price for the Property shall be paid to and received by Escrow Agent by wire transfer of Good Funds no later than 12 p.m. on the Closing Date.

2.3

Escrow Provisions Regarding Deposit

2.3.1

Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms of this Contract.  Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase contracts as Escrow Agent, in its discretion, deems suitable, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit pursuant to this Contract.

2.3.2

Escrow Agent shall hold the Deposit until the earlier occurrence of (i) the Closing Date, at which time the Deposit shall be applied against the Purchase Price, or released to Seller pursuant to Section 10.1, or (ii) the date on which Escrow Agent shall be authorized to disburse the Deposit as set forth in Section 2.3.3.  The tax identification numbers of the parties shall be furnished to Escrow Agent upon request.

2.3.3

If prior to the Closing Date either party makes a written demand upon Escrow Agent for payment of the Deposit, Escrow Agent shall give written notice to the other party of such demand.  If Escrow Agent does not receive a written objection from the other party to the proposed payment within 5 Business Days after the giving of such notice, Escrow Agent is hereby authorized to make such payment.  If Escrow Agent does receive such written objection within such 5-Business Day period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Contract or a final judgment or arbitrator’s decision.  However, Escrow Agent shall have the right at any time to deliver the Deposit and interest thereon, if any, with a court of competent jurisdiction in the state in which the Property is located.  Escrow Agent shall give written notice of such deposit to Seller and Purchaser.  Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.  Any return of the Deposit to Purchaser provided for in this Contract shall be subject to Purchaser’s obligations set forth in Section 3.5.2.

2.3.4

The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, and that Escrow Agent shall not be deemed to be the agent of either of the parties for any act or omission on its part unless taken or suffered in bad faith in willful disregard of this Contract or involving gross negligence.  Seller and Purchaser jointly and severally shall indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorney’s fees, incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Contract or involving gross negligence on the part of the Escrow Agent.

2.3.5

The parties shall deliver to Escrow Agent an executed copy of this Contract, which shall constitute the sole instructions to Escrow Agent.  Escrow Agent shall execute the signature page for Escrow Agent attached hereto solely with respect to the provisions of this Section 2.3, provided, however, that (a) Escrow Agent's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Seller, and the same shall become fully effective upon execution by Purchaser and Seller, and (b) the signature of Escrow Agent will not be necessary to amend any provision of this Contract other than this Section 2.3.

2.3.6

Escrow Agent, as the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), shall file all necessary information, reports, returns, and statements regarding the transaction required by the Code including, but not limited to, the tax reports required pursuant to Section 6045 of the Code.  Further, Escrow Agent agrees to indemnify and hold Purchaser, Seller, and their respective attorneys and brokers harmless from and against any Losses resulting from Escrow Agent’s failure to file the reports Escrow Agent is required to file pursuant to this section.

ARTICLE III
FEASIBILITY PERIOD

3.1

Feasibility Period

.  Subject to the terms of Section 3.3 and 3.4 and the rights of Tenants under the Leases, from the Effective Date to and including August 15, 2008 (the “Feasibility Period”), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, “Consultants”) shall, at no cost or expense to Seller, have the right from time to time to enter onto the Property to conduct and make any and all customary studies, tests, examinations, inquiries, inspections and investigations  of or concerning the Property, review the Materials and otherwise confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property and Purchaser’s intended use thereof (collectively, the “Inspections”).  Seller shall make commercially reasonable efforts to provide Purchaser with access to apartment units occupied by Tenants, however, in no event shall Seller be obligated to commence any action or bring any proceeding in order to provide the requested access.

3.2

Expiration of Feasibility Period

.  If any of the matters in Section 3.1 or any other title or survey matters are unsatisfactory to Purchaser for any reason, or for no reason whatsoever, in Purchaser’s sole and absolute discretion, then Purchaser shall have the right to terminate this Contract by giving written notice to that effect to Seller and Escrow Agent no later than 5:00 p.m. on or before the date of expiration of the Feasibility Period.  If Purchaser provides such notice, this Contract shall terminate and be of no further force and effect subject to and except for the Survival Provisions, and Escrow Agent shall return the Deposit to Purchaser.  If Purchaser fails to provide Seller with written notice of termination prior to the expiration of the Feasibility Period, then Purchaser’s right to terminate under this Section 3.2 shall be permanently waived, this Contract shall remain in full force and effect and the Deposit shall be non-refundable, except as provided in Section 8.1.

3.3

Conduct of Investigation

.  Purchaser shall not permit any mechanics’ or materialmen’s’ liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any Inspections conducted by or for Purchaser.  Purchaser shall give reasonable advanced notice to Seller prior to any entry onto the Property and shall permit Seller to have a representative present during all Inspections conducted at the Property.  Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the Inspections, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons, property or the environment.

3.4

Purchaser Indemnification

3.4.1

Purchaser shall indemnify, hold harmless and, if requested by Seller (in Seller’s sole discretion), defend (with counsel approved by Seller) Seller, together with Seller’s affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, Property Manager, Designated Representative, and AIMCO (collectively, including Seller, “Seller’s Indemnified Parties”), from and against any and all damages, mechanics’ liens, liabilities, penalties, interest, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys’ fees, including the cost of in-house counsel and appeals) (collectively, “Losses”) arising from or related to Purchaser’s or its Consultants’ entry onto the Property, and any Inspections or other acts by Purchaser or Purchaser’s Consultants with respect to the Property during the Feasibility Period or otherwise, with the exception of any Losses to the extent arising directly from the gross negligence or willful misconduct of Seller or Seller’s Indemnified Parties, or to the extent of any Losses arising from a loss in value to the Property attributable to a pre-existing condition first made known to Seller by Purchaser’s investigations.

3.4.2

Notwithstanding anything in this Contract to the contrary, Purchaser shall not be permitted to perform any invasive tests on the Property without Seller’s prior written consent, which consent may be withheld in Seller’s sole discretion.  Further, Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests (including, without limitation, a Phase II environmental study of the Property), investigations and other matters that in Seller’s reasonable judgment could result in any actual damage to the Property or breach of any contract, or expose Seller to any Losses or violation of applicable law.  Purchaser shall use reasonable efforts to minimize disruption to Tenants in connection with Purchaser’s or its Consultants’ activities pursuant to this Section.  No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller.  Purchaser hereby agrees to restore, at Purchaser’s sole cost and expense, the Property to the same condition existing immediately prior to Purchaser’s exercise of its rights pursuant to this Article III.  Purchaser shall maintain and cause its third party consultants to maintain (a) casualty insurance and commercial general liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $1,000,000.00 with respect to property damage, and (b) worker’s compensation insurance for all of their respective employees in accordance with the law of the state in which the Property is located.  Purchaser shall deliver proof of the insurance coverage required pursuant to this Section 3.4.2 to Seller (in the form of a certificate of insurance) prior to the earlier to occur of (i) Purchaser’s or Purchaser’s Consultants’ entry onto the Property, or (ii) the expiration of 5 days after the Effective Date.

3.5

Property Materials

.

3.5.1

Within 5 Business Days after the Effective Date, and to the extent the same exist and are in Seller’s possession or reasonable control (subject to Section 3.5.2), Seller agrees to make the documents set forth on Schedule 3.5 (together with any other documents or information provided by Seller or its agents to Purchaser with respect to the Property, the “Materials”) available at the Property for review and copying by Purchaser at Purchaser’s sole cost and expense.  In the alternative, at Seller’s option and within the foregoing time period, Seller may deliver some or all of the Materials to Purchaser, or make the same available to Purchaser on a secure web site (Purchaser agrees that any item to be delivered by Seller under this Contract shall be deemed delivered to the extent available to Purchaser on such secured web site).  To the extent that Purchaser determines that any of the Materials have not been made available or delivered to Purchaser pursuant to this Section 3.5.1, Purchaser shall notify Seller and Seller shall use commercially reasonable efforts to deliver the same to Purchaser within 5 Business Days after such notification is received by Seller; provided, however, that under no circumstances will the Feasibility Period be extended and Purchaser’s sole remedy will be to terminate this Contract pursuant to Section 3.2.

3.5.2

In providing the Materials to Purchaser, other than Seller’s Representations, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded and disclaimed.  Except as otherwise expressly set forth in Section 6.1 hereof, all Materials are provided for informational purposes only and, together with all Third-Party Reports, shall be returned by Purchaser to Seller (or the destruction thereof shall be certified in writing by Purchaser to Seller) as a condition to return of the Deposit to Purchaser if this Contract is terminated for any reason.  Recognizing that the Materials delivered or made available by Seller pursuant to this Contract may not be complete or constitute all of such documents which are in Seller’s possession or control, but are those that are readily and reasonably available to Seller.  Except as expressly set forth in Section 6.1, Purchaser shall not in any way be entitled to rely upon the completeness or accuracy of the Materials and will instead in all instances rely exclusively on its own Inspections and Consultants with respect to all matters which it deems relevant to its decision to acquire, own and operate the Property.

3.5.3

In addition to the items set forth on Schedule 3.5, no later than 5 Business Days after the Effective Date, Seller shall deliver to Purchaser (or otherwise make available to Purchaser as provided under Section 3.5.1) the most recent rent roll for the Property listing the move-in date, monthly base rent payable, lease expiration date and unapplied security deposit for each Lease (the “Rent Roll”).  Seller makes no representations or warranties regarding the Rent Roll other than the express representation set forth in Section 6.1.6.

3.5.4

In addition to the items set forth on Schedule 3.5, no later than 5 Business Days after the Effective Date, Seller shall deliver to Purchaser (or otherwise make available to Purchaser as provided under Section 3.5.1) a list of all current Property Contracts (the “Property Contracts List”).  Seller makes no representations or warranties regarding the Property Contracts List other than the express representations set forth in Section 6.1.7.

3.6

Property Contracts

.

3.6.1

On or before the expiration of the Feasibility Period, Purchaser may deliver written notice to Seller (the “Property Contracts Notice”) specifying any Property Contracts which Purchaser desires to terminate at the Closing (the “Terminated Contracts”); provided that (a) the effective date of such termination on or after Closing shall be subject to the express terms of such Terminated Contracts, (b) if any such Property Contract cannot by its terms be terminated at Closing, it shall be assumed by Purchaser and not be a Terminated Contract, and (c) to the extent that any such Terminated Contract requires payment of a penalty, premium, damages or any other fees or sum for cancellation, Seller shall be solely responsible for such payment.  If Purchaser fails to deliver the Property Contracts Notice on or before the expiration of the Feasibility Period, there shall be no Terminated Contracts and Purchaser shall assume all Property Contracts at the Closing.  To the extent that any Property Contract to be assigned to Purchaser requires vendor consent, then, prior to the Closing, Purchaser may attempt (and Seller shall assist) to obtain from each applicable vendor a consent (each a “Required Assignment Consent”) to such assignment.

3.6.2

Notwithstanding the above, with respect to that certain Laundry Room(s) Lease dated August 20, 2003 between Mac-Gray and Seller (the "Laundry Lease"), the following shall be closing conditions: (a) delivery to Purchaser a fully executed amendment to the Laundry Lease materially in the form attached hereto as Exhibit K; (b) delivery to Purchaser a fully executed estoppel materially in the form attached hereto as Exhibit L; and (c) payment by Seller of consideration to Mac-Gray in the amount of $250.00 in connection with the above referenced amendment to the Laundry Lease.  Seller shall obligated to request, in good faith, the items described in (a) and (b) above.

ARTICLE IV
TITLE

4.1

Title Documents

.  Subject to Section 3.5.2, Purchaser acknowledges that prior to the Effective Date, Purchaser has received from Seller a commitment (the “Title Commitment”) for owner’s title insurance issued by Title Insurer and identified as Commitment for Title Insurance Order No. 117796, effective date April 22, 2008 to provide a standard American Land Title Association owner’s title insurance policy for the Property, using the current policy jacket customarily provided by the Title Insurer, in an amount equal to the Purchase Price (the “Title Policy”), together with copies of all instruments identified as exceptions therein (together with the Title Commitment, referred to herein as the “Title Documents”).  Seller shall be responsible only for payment of the service charges relating to the procurement of the Title Commitment.  Purchaser shall pay all premiums required for the Title Policy and all requested endorsements.

4.2

Survey

.  Subject to Section 3.5.2, Purchaser acknowledges that prior to the Effective Date, Seller has delivered to Purchaser a copy of a survey of the Property (the “Existing Survey”).  Purchaser may, at its sole cost and expense, order a new or updated survey of the Property (such new or updated survey, together with the Existing Survey, is referred to herein as the “Survey”)

4.3

Delivery of Title

.  Seller shall be obligated to cause Title Insurer to (a) remove any mortgage, deed of trust or UCC-1 filing granted by Seller affecting the Property, (b) remove or otherwise insure over any mechanic’s liens with respect to work contracted for by Seller at the Property; and/or (c) any other monetary liens affecting the Property created by Seller prior to the Closing which in the aggregate do not exceed $100,000.00.  Seller shall be entitled to reasonable adjournments of the Closing Date not to exceed thirty (30) days in the aggregate to cure any title exceptions which are not Permitted Exceptions.

4.4

Permitted Exceptions

.  The Deed delivered pursuant to this Contract shall be subject to the following, all of which shall be deemed “Permitted Exceptions”:

4.4.1

(a) all matters shown on Exhibit I attached hereto, (b) the standard exception regarding the rights of parties in possession, which shall be limited to those parties in possession pursuant to the Leases, and (c) the standard exception pertaining to taxes, which shall be limited to taxes and assessments payable in the year in which the Closing occurs and subsequent taxes and assessments;

4.4.2

All Leases;

4.4.3

Applicable zoning and governmental regulations and ordinances; and

4.4.4

Any defects in or objections to title to the Property, or title exceptions or encumbrances, arising by, through or under Purchaser.

4.5

Intentionally Omitted

.

4.6

Subsequently Disclosed Exceptions

.  If at any time after the expiration of the Feasibility Period, any update to the Title Commitment discloses any additional item that adversely affects title to the Property which was not disclosed on any version of the Title Commitment delivered to Purchaser during the Feasibility Period and which is not a Permitted Exception (the “New Exception”), Purchaser shall have a period of 5 days from the date of its receipt of such update (the “New Exception Review Period”) to review and notify Seller in writing of Purchaser’s approval or disapproval of the New Exception.  If Purchaser disapproves of the New Exception, Seller may, in Seller’s sole discretion, notify Purchaser as to whether it is willing to cure the New Exception.  If Seller elects to cure the New Exception, Seller shall be entitled to reasonable adjournments of the Closing Date (not to exceed 30 days) to cure the New Exception.  If Seller fails to deliver a notice to Purchaser within 3 days after the expiration of the New Exception Review Period, Seller shall be deemed to have elected not to cure the New Exception.  If Purchaser is dissatisfied with Seller’s response, or lack thereof, Purchaser may, as its exclusive remedy elect either:  (i) to terminate this Contract, in which event the Deposit shall be promptly returned to Purchaser or (ii) to waive the New Exception and proceed with the transactions contemplated by this Contract, in which event Purchaser shall be deemed to have approved the New Exception.  If Purchaser fails to notify Seller of its election to terminate this Contract in accordance with the foregoing clause within 6 days after the expiration of the New Exception Review Period, Purchaser shall be deemed to have elected to approve and irrevocably waive any objections to the New Exception.

4.7

Purchaser Financing

.  Purchaser assumes full responsibility to obtain the funds required for settlement, and Purchaser’s acquisition of such funds shall not be a contingency to the Closing.

4.8

Housing Assistance Program Vouchers

.. Purchaser acknowledges that the HAP Voucher Contract(s) require(s) the satisfaction by Purchaser of certain requirements as set forth therein and established by the Housing Authority to allow for the HAP Voucher Assumption. Purchaser agrees that either (a) at Closing, Purchaser shall assume all obligations under the HAP Voucher Contracts and accept title to the Property subject to the same, or (b) the existing HAP Voucher Contracts shall be terminated, and Purchaser shall enter into replacement HAP Voucher Contracts which are acceptable to the Housing Authority within sixty (60) days after Closing (collectively, the foregoing (a) and (b) referred to herein as the "HAP Voucher Assumption"). Seller shall reasonably cooperate with Purchaser in Purchaser’s efforts to obtain the HAP Voucher Assumption, provided, however, in no event shall Seller be obligated to incur any additional expense (unless it is reimbursed by Purchaser), make any additional representation or warranty or perform any additional covenant in favor of Purchaser, the Housing Authority or any other person in connection with the HAP Voucher Assumption.  Purchaser shall indemnify and hold the Seller and the Seller’s Indemnified Parties harmless from and against any and all claims, losses, damages, and expenses (including reasonable attorneys’ fees) that may be incurred by Seller and/or any of the Seller’s Indemnified Parties in connection with Purchaser’s assumption of the HAP Voucher Contracts or the failure of Purchaser to enter into a replacement HAP Voucher Contracts as aforesaid.  The terms and provisions of this Section shall survive the Closing.

ARTICLE V
CLOSING

5.1

Closing Date

.  The Closing shall occur on August 29, 2008, at the time set forth in Section 2.2.2 (said date, as the same may be extended by either party pursuant to the express terms of this Agreement, being herein called the “Closing Date”) through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.

5.1.1

If the SEC (as hereinafter defined) comments on the Information Statement (as hereinafter defined), then Seller may extend the then scheduled Closing Date one or more times, but not beyond October 31, 2008, by delivering written notice of such extension to Purchaser not less than one business day prior to the then scheduled Closing Date.  If Seller so extends the Closing Date pursuant to this Section 5.1.1. and is not able to satisfy the requirements of Section 8.2.4 by October 31, 2008, then either Purchaser or Seller shall have the right to terminate this Contract by delivering written notice to the other party.  In the event of any such termination, then the Deposit shall be refunded to Purchaser, Seller shall reimburse Purchaser for its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) up to $250,000, and thereafter this Contract shall be of no further force or effect except with respect to those provisions of this Contract that expressly survive any such early termination of this Contract.

5.1.2

In addition to any other adjournment right Seller or Purchaser may have pursuant to this Contract, the Closing Date may be extended without penalty at the option of either Seller or Purchaser for a period of 30 days following the Closing Date specified in Section 5.1 above (or, if applicable, as extended by Seller pursuant to Section 5.1.1. above), provided, however, if such date is not a Business Day, then the Closing Date shall be extended to the next succeeding Business Day thereafter.  In no event, however, shall either party have the right to extend the Closing Date beyond October 31, 2008.

5.2

Seller Closing Deliveries

.  No later than 1 Business Day prior to the Closing Date, Seller shall deliver to Escrow Agent, each of the following items:

5.2.1

Limited Warranty Deed (the “Deed”) in the form attached as Exhibit B to Purchaser, subject to the Permitted Exceptions.

5.2.2

A Bill of Sale in the form attached as Exhibit C.

5.2.3

A General Assignment in the form attached as Exhibit D (the “General Assignment”).

5.2.4

An Assignment of Leases and Security Deposits in the form attached as Exhibit E (the “Leases Assignment”).

5.2.5

A letter in the form attached hereto as Exhibit F prepared and addressed by Purchaser and countersigned by Seller to each of the vendors under the Terminated Contracts informing them of the termination of such Terminated Contract as of the Closing Date (subject to any delay in the effectiveness of such termination pursuant to the express terms of each applicable Terminated Contract) (the “Vendor Terminations”).

5.2.6

Seller’s closing statement.

5.2.7

A title affidavit or an indemnity form reasonably acceptable to Seller, which is sufficient to enable Title Insurer to delete the standard pre-printed exceptions to the title insurance policy to be issued pursuant to the Title Commitment.

5.2.8

A certification of Seller’s non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

5.2.9

Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Seller’s authority to consummate this transaction.

5.2.10

An updated Rent Roll effective as of a date no more than 3 Business Days prior to the Closing Date; provided, however, that the content of such updated Rent Roll shall in no event expand or modify the conditions to Purchaser’s obligation to close as specified under Section 8.1.

5.2.11

An updated Property Contracts List effective as of a date no more than 3 Business Days prior to the Closing Date; provided, however, that the content of such updated Property Contracts List shall in no event expand or modify the conditions to Purchaser’s obligation to close as specified under Section 8.1.

5.2.12

Termination fees for Property Contracts pursuant to Section 3.6.

5.2.13

Such other documents as are reasonably necessary to consummate the transactions contemplated in accordance with the terms of this Contract.

5.3

Purchaser Closing Deliveries

.  No later than 1 Business Day prior to the Closing Date (except for the balance of the Purchase Price which is to be delivered at the time specified in Section 2.2.2), Purchaser shall deliver to the Escrow Agent (for disbursement to Seller upon the Closing) the following items:

5.3.1

The full Purchase Price (with credit for the Deposit), plus or minus the adjustments or prorations required by this Contract.

5.3.2

A title affidavit or an indemnity form (pertaining to Purchaser’s activity on the Property prior to Closing), reasonably acceptable to Purchaser, which is sufficient to enable Title Insurer to delete the standard pre-printed exceptions to the title insurance policy to be issued pursuant to the Title Commitment.

5.3.3

Any declaration or other statement which may be required to be submitted to the local assessor.

5.3.4

Purchaser’s closing statement.

5.3.5

A countersigned counterpart of the General Assignment.

5.3.6

A countersigned counterpart of the Leases Assignment.

5.3.7

Notification letters to all Tenants prepared and executed by Purchaser in the form attached hereto as Exhibit G.

5.3.8

The Vendor Terminations.

5.3.9

Intentionally Omitted.

5.3.10

Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Purchaser’s authority to consummate this transaction.

5.3.11

A Certificate of Real Estate Value (Form PE20) and Supplemental Schedule thereto (Form PE20A) prepared and executed by Purchaser.

5.3.12

Such other documents as are reasonably necessary to consummate the transactions contemplated in accordance with the terms of this Contract.

5.4

Closing Prorations and Adjustments

.

5.4.1

General.  All normal and customarily proratable items, including, without limitation, collected rents, operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged or credited, as appropriate, for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of the same attributable to the period on and after the Closing Date.  Seller shall prepare a proration schedule (the “Proration Schedule”) of the adjustments described in this Section 5.4  and deliver such Proration Schedule to Purchaser at least one Business Day prior to Closing for Purchaser’s review and approval.

5.4.2

Operating Expenses.  All of the out-of-pocket operating, maintenance, taxes (other than real estate taxes), and other out-of-pocket expenses incurred in operating the Property that Seller customarily pays, and any other out-of-pocket costs incurred in the ordinary course of business for the management and operation of the Property (except management fees and Seller’s overhead and employee costs), shall be prorated on an accrual basis.  Seller shall pay all such expenses that accrue prior to the Closing Date and Purchaser shall pay all such expenses that accrue from and after the Closing Date.

5.4.3

Utilities.  The final readings and final billings for utilities will be made if possible as of the Closing Date, in which case Seller shall pay all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills.  Otherwise, a proration shall be made based upon the parties’ reasonable good faith estimate.  Seller shall be entitled to the return of any deposit(s) posted by it with any utility company, and Seller shall notify each utility company serving the Property to terminate Seller’s account, effective as of noon on the Closing Date.

5.4.4

Real Estate Taxes.  Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the date of Closing, based upon actual days involved.  The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures (assuming payment at the earliest time to allow for the maximum possible discount) for the year in which the Closing occurs to the extent the same are available; provided, however, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year (assuming payment at the earliest time to allow for the maximum possible discount).  Subject to the terms of Section 5.6 hereof, the proration of real property taxes or installments of assessments shall be final and not subject to re-adjustment after Closing.  Seller shall pay all special assessments (pending or levied) due against the Property as of the Closing Date.

5.4.5

Property Contracts.  Purchaser shall assume at Closing the obligations under the Property Contracts assumed by Purchaser; however, operating expenses shall be prorated under Section 5.4.2.

5.4.6

Leases.

5.4.6.1

All collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-throughs or other sums and charges payable by Tenants under the Leases), income and expenses from any portion of the Property shall be prorated as of the Closing Date.  Purchaser shall receive all collected rent and income attributable to dates from and after the Closing Date.  Seller shall receive all collected rent and income attributable to dates prior to the Closing Date.  Notwithstanding the foregoing, no prorations shall be made in relation to either (a) non-delinquent rents which have not been collected as of the Closing Date, or (b) delinquent rents existing, if any, as of the Closing Date (the foregoing (a) and (b) referred to herein as the “Uncollected Rents”).  In adjusting for Uncollected Rents, no adjustments shall be made in Seller’s favor for rents which have accrued and are unpaid as of the Closing, but Purchaser shall pay Seller such accrued Uncollected Rents as and when collected by Purchaser.  Purchaser agrees to bill Tenants of the Property for all Uncollected Rents and to take reasonable actions to collect Uncollected Rents.  Notwithstanding the foregoing, Purchaser’s obligation to collect Uncollected Rents shall be limited to Uncollected Rents of not more than 90 days past due, and Purchaser’s collection of rents shall be applied, first, towards Purchaser’s reasonable, third-party costs of collection, second, towards current rent due and owing under the Leases, and, third, to Uncollected Rents.  After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Uncollected Rents owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant and the delivery of the Leases Assignment shall not constitute a waiver by Seller of such right; provided however, that the foregoing right of Seller shall be limited to actions seeking monetary damages and, in no event, shall Seller seek to evict any Tenants in any action to collect Uncollected Rents.  Purchaser agrees to cooperate with Seller in connection with all efforts by Seller to collect such Uncollected Rents and to take all steps, whether before or after the Closing Date, as may be reasonably necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, within 7 days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Uncollected Rents by Seller; provided, however, that Purchaser’s obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property.

5.4.6.2

At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to the received and unapplied balance of all cash (or cash equivalent) Tenant Deposits, including, but not limited to, security, damage or other refundable deposits paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Tenant Lease (but no less than required by state law) (the “Tenant Security Deposit Balance”).  Any cash (or cash equivalents) held by Seller which constitutes the Tenant Security Deposit Balance shall be retained by Seller in exchange for the foregoing credit against the Purchase Price and shall not be transferred by Seller pursuant to this Contract (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be assumed by Purchaser.

5.4.7

Insurance.  No proration shall be made in relation to insurance premiums and insurance policies will not be assigned to Purchaser.  Seller shall have the risk of loss of the Property until 11:59 p.m. the day prior to the Closing Date, after which time the risk of loss shall pass to Purchaser and Purchaser shall be responsible for obtaining its own insurance thereafter.

5.4.8

Employees.  All of Seller’s and Seller’s manager’s on-site employees shall have their employment at the Property terminated as of the Closing Date.

5.4.9

Closing Costs.  Purchaser shall pay (a) any transfer, sales, use, gross receipts or similar taxes (other than state deed tax), (b) any mortgage registry tax regarding any mortgage given by Purchaser on the Property in connection with this transaction, (c) all recording and filing charges in connection with the instruments by which Seller conveys the Property (including the Deed), (d) all premiums required for any owner’s or mortgagee’s title insurance policy issued in connection with this transaction, and all requested endorsements and (e) one-half of the customary closing costs of the Escrow Agent.  Seller shall pay (w) all recording and filing charges for instruments required to cure any title objections, (x) all state deed tax regarding the deed to be delivered by Seller to Purchaser, (y) all service charges relating to the procurement of the Title Commitment and (z) one-half of the customary closing costs of the Escrow Agent.

5.4.10

Utility Contracts.  If Seller has entered into an agreement for the purchase of electricity, gas or other utility service for the Property or a group of properties (including the Property) (a “Utility Contract”), or an affiliate of Seller has entered into a Utility Contract, then, at the option of Seller, either (a) Purchaser either shall assume the Utility Contract with respect to the Property, or (b) the reasonably calculated costs of the Utility Contract attributable to the Property from and after the Closing shall be paid to Seller at the Closing and Seller shall remain responsible for payments under the Utility Contract.

5.4.11

Possession.  Possession of the Property, subject to the Leases, Property Contracts, other than Terminated Contracts, and Permitted Exceptions, shall be delivered to Purchaser at the Closing upon release from escrow of all items to be delivered by Purchaser pursuant to Section 5.3.  To the extent reasonably available to Seller, originals or copies of the Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys to the property, and Seller’s books and records (other than proprietary information) (collectively, “Seller’s Property-Related Files and Records”) regarding the Property shall be made available by Seller to Purchaser at the Property at the Closing.  Purchaser agrees, for a period of not less than three (3) years after the Closing (the “Records Hold Period”), to (a) provide and allow Seller reasonable access to Seller’s Property-Related Files and Records for purposes of inspection and copying thereof, and (b) reasonably maintain and preserve Seller’s Property-Related Files and Records.  If at any time after the Records Hold Period, Purchaser desires to dispose of Seller’s Property-Related Files and Records, Purchaser must first provide Seller prior written notice (the “Records Disposal Notice”).  Seller shall have a period of 30 days after receipt of the Records Disposal Notice to enter the Property (or such other location where such records are then stored) and remove or copy those of Seller’s Property-Related Files and Records that Seller desires to retain.

5.5

Post Closing Adjustments

.  Purchaser or Seller may request that Purchaser and Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom), with the exception of real property taxes which shall be final and not subject to readjustment, in accordance with the provisions of Section 5.4 of this Contract; provided, however, that neither party shall have any obligation to re-adjust any items (a) after the expiration of 60 days after Closing, or (b) subject to such 60-day period, unless such items exceed $5,000.00 in magnitude (either individually or in the aggregate).

5.6

Tax Proceedings

.  If any tax reduction proceedings in respect of the Property, relating to any real estate tax years ending prior to the tax year in which the Closing occurs, are pending at the time of the Closing, Seller reserves and shall have the right to continue to prosecute and/or settle the same at no cost or expense to Purchaser and without Purchaser’s consent.  If any tax reduction proceedings in respect of the Property relating to the real estate tax year in which the Closing occurs are pending at the time of Closing, then Seller reserves and shall have the right to continue to prosecute and/or settle the same; provided, Seller shall not settle any such proceeding without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  Seller and Purchaser shall otherwise cooperate with each other with respect to all tax reduction proceedings.  Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to the period prior to the date of the Closing shall belong to and be the property of Seller, and any refunds or savings in the payment of taxes applicable to the period from and after the date of the Closing shall belong to and be the property of Purchaser.  The provisions of this Section 5.6 shall survive the Closing.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

6.1

Seller’s Representations

.  Except, in all cases, for any fact, information or condition disclosed in the Title Documents, the Permitted Exceptions, the Property Contracts, or the Materials, or other writing delivered by Seller or any other party to Purchaser prior to the expiration of the Feasibility Period, or which is otherwise known by Purchaser prior to the Closing, Seller represents and warrants to Purchaser the following (collectively, the “Seller’s Representations”) as of the Effective Date and as of the Closing Date; provided that Purchaser’s remedies if any such Seller’s Representations are untrue as of the Closing Date are limited to those set forth in Section 8.1:

6.1.1

Seller is validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Contract; and, subject to the satisfaction of the terms of Section 8.2.4, has or at the Closing shall have the entity power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Contract, and the consummation of the transactions contemplated by this Contract.  The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Seller is a party or by which Seller is otherwise bound, which conflict, breach or default would have a material adverse affect on Seller’s ability to consummate the transaction contemplated by this Contract or on the Property.  Subject to the satisfaction of the terms of Section 8.2.4, no consent, waiver or approval by any third party (except with respect to the assignment and assumption of the HAP Voucher Contracts) is required for the performance by Seller of its obligations hereunder.  This Contract is a valid, binding and enforceable agreement against Seller in accordance with its terms;

6.1.2

Seller is not a “foreign person,” as that term is used and defined in the Internal Revenue Code, Section 1445, as amended;

6.1.3

Except for (a) any actions by Seller to evict Tenants under the Leases, (b) any matter covered by Seller’s current insurance policy(ies), or (c) any tax certiorari proceedings, tax reduction proceedings or similar proceedings, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or, to Seller’s knowledge, threatened against the Property;

6.1.4

To Seller’s knowledge, Seller has not received any written notice from a governmental agency of any uncured material violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting the Property; and

6.1.5

Seller has not received any written notice of any material default by Seller which remains uncured under any of the Property Contracts that will not be terminated on the Closing Date.

6.1.6

To Seller’s knowledge, the Rent Roll (as updated pursuant to Section 5.2.10) is accurate and complete in all material respects.

6.1.7

To Seller’s knowledge, the Property Contracts List (as updated pursuant to Section 5.2.11) is accurate and complete in all material respects.

6.1.8

To Seller’s knowledge, the copies of the Leases and other agreements with the Tenants delivered to or made available to Purchaser constitute the entire agreements with such Tenants and have not been amended or modified.

6.1.9

To Seller’s knowledge, Seller has received no notice from any insurance carrier or Tenant of any existing material defects in the Property.

6.1.10

Sewage generated at the Property goes to a facility permitted by the Minnesota Pollution Control Agency, and, to the knowledge of Seller, there is no individual sewage treatment system located on the Property.

6.1.11

To Seller’s knowledge, there is no "Well" on the Land within the meaning of Minn. Stat. §103I.235.

6.1.12

To Seller's knowledge, there are two underground storage tanks and no aboveground storage tanks on the Land.  To Seller’s knowledge, these tanks have not leaked and the Property has not contained any such tank that had any release.

6.1.13

To Seller's knowledge, there has been no methamphetamine production on or about any portion of the Property.

6.1.14

To Seller’s knowledge, all of the Materials prepared by Seller are true, accurate and complete in all material respects.

6.2

AS-IS

.  Except for Seller’s Representations, the Property is expressly purchased and sold “AS IS,” “WHERE IS,” and “WITH ALL FAULTS.”  The Purchase Price and the terms and conditions set forth herein are the result of arm’s-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon, any information provided by Seller or Broker (including, without limitation, any information contained in any document, instrument, lease, contract, record, statement, or other writing delivered by Seller or Broker to Purchaser) or statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the Deed conveying the Property and Seller’s Representations).  Except for Seller’s Representations, Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any defects, errors or omissions, or on account of any conditions affecting the Property.  Except for Seller’s Representations, Purchaser, its successors and assigns, and anyone claiming by, through or under Purchaser, hereby fully releases Seller’s Indemnified Parties from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire against Seller’s Indemnified Parties with respect to any and all Losses arising from or related to any defects, errors, omissions or other conditions affecting the Property.  Purchaser represents and warrants that, as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, water intrusion and/or fungal growth and any resulting damage, PCBs and radon in and about the Property), reports, investigations and inspections as it deems appropriate in connection with the Property.  Except for Seller’s Representations, if Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Broker, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller’s Indemnified Parties.  Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing.  Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights in a commercially reasonable manner against any and all Property occupants, guests or tenants.  Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the Deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Contract.

6.3

Survival of Seller’s Representations

.  Seller and Purchaser agree that Seller’s Representations shall survive Closing for a period of 6 months (the “Survival Period”).  Seller shall have no liability after the Survival Period with respect to Seller’s Representations contained herein except to the extent that Purchaser has requested arbitration against Seller during the Survival Period for breach of any of Seller’s Representations.  Under no circumstances shall Seller be liable to Purchaser for more than $150,000 in any individual instance or in the aggregate for all breaches of Seller’s Representations, nor shall Purchaser be entitled to bring any claim for a breach of Seller’s Representations unless the claim for damages (either in the aggregate or as to any individual claim) by Purchaser exceeds $5,000.  In the event that Seller breaches any representation contained in Section 6.1 and Purchaser had knowledge of such breach prior to the Closing Date, and elected to close regardless, Purchaser shall be deemed to have waived any right of recovery, and Seller shall not have any liability in connection therewith.

6.4

Definition of Seller’s Knowledge

.  Any representations and warranties made “to the knowledge of Seller” shall not be deemed to imply any duty of inquiry.  For purposes of this Contract, the term Seller’s “knowledge” shall mean and refer only to actual knowledge of the Designated Representative of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability.  As used herein, the term “Designated Representative” shall refer to Ken Sloma who is the regional property manager handling this Property and Catherine Kohout, who is the community manager handling this Property.

6.5

Representations and Warranties of Purchaser

.  For the purpose of inducing Seller to enter into this Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

6.5.1

Nighthawk Properties, LLC is a limited liability company and Osprey Properties Limited Partnership, LLLP is a limited liability limited partnership, both of which are duly organized, validly existing and in good standing under the laws of Minnesota.

6.5.2

Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser’s partners, directors, officers or members are required to so empower or authorize Purchaser.  The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse affect on Purchaser’s ability to consummate the transaction contemplated by this Contract.  This Contract is a valid, binding and enforceable agreement against Purchaser in accordance with its terms.

6.5.3

No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Contract or would declare illegal, invalid or non-binding any of Purchaser’s obligations or covenants to Seller.

6.5.4

Other than Seller’s Representations, Purchaser has not relied on any representation or warranty made by Seller or any representative of Seller (including, without limitation, Broker) in connection with this Contract and the acquisition of the Property.

6.5.5

The Broker and its affiliates do not, and will not at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 13.3, acquires the Property at the Closing), nor has Purchaser or any affiliate of Purchaser granted (as of the Effective Date or the Closing Date) the Broker or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser.

6.5.6

Purchaser is not a Prohibited Person.

6.5.7

To Purchaser’s knowledge, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Contract is a Prohibited Person.

6.5.8

The funds or other assets Purchaser will transfer to Seller under this Contract are not the property of, or beneficially owned, directly or indirectly, by a Prohibited Person.

6.5.9

The funds or other assets Purchaser will transfer to Seller under this Contract are not the proceeds of specified unlawful activity as defined by 18 U.S.C. § 1956(c)(7).

ARTICLE VII
OPERATION OF THE PROPERTY

7.1

Leases and Property Contracts

.

7.1.1

During the period from the Effective Date to the Closing Date, in the ordinary course of business Seller may enter into new Leases, renew existing Leases and modify, terminate or accept the surrender or forfeiture of any of the Leases and institute and prosecute any available remedies for default under any Lease without first obtaining the written consent of Purchaser; provided, however, Seller agrees that any new or renewed Leases shall not have a term in excess of one (1) year without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed and all such Leases shall be on substantially the same form as the Leases currently in effect.

7.1.2

During the period from the Effective Date to the last date of the Feasibility Period, in the ordinary course of business Seller may enter into new Property Contracts, modify any existing Property Contracts and institute and prosecute any available remedies for default under any Property Contract without first obtaining the written consent of Purchaser; provided, however, Seller agrees to give prompt notice to Purchaser of any such action taken with regard to Property Contracts.  During the period commencing on the day immediately following the last day of the Feasibility Period and ending on the Closing Date, Seller shall not enter into new Property Contracts or modify any existing Property Contracts, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Purchaser’s consent shall not be required for any Property Contracts which will be terminated at or prior to Closing.  During the period commencing on the day immediately following the last day of the Feasibility Period and ending on the Closing Date, Seller may institute and prosecute any available remedies for default under any Property Contract without first obtaining the written consent of Purchaser; provided, however, Seller agrees to give prompt notice to Purchaser of the such default and the remedy sought.

7.2

General Operation of Property

.  Except as specifically set forth in this Article VII, Seller shall operate the Property after the Effective Date in the ordinary course of business, and except as necessary in the Seller’s sole discretion to address (a) any life or safety issue at the Property or (b) any other matter which in Seller’s reasonable discretion materially adversely affects the use, operation or value of the Property, Seller will not make any material alterations to the Property or remove any Fixtures and Tangible Personal Property with a cost or value in excess of $10,000 without the prior written consent of Purchaser which consent shall not be unreasonably withheld, denied or delayed.  After the Effective Date, Seller shall not request any rezoning or other change in the regulatory condition or status of the Property.

7.3

Liens

.  Other than utility easements and temporary construction easements granted by Seller in the ordinary course of business, Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the Effective Date and the Closing Date (other than Leases and Property Contracts as provided in Section 7.1) unless Purchaser approves such lien or encumbrance, which approval shall not be unreasonably withheld or delayed.  If Purchaser approves any such subsequent lien or encumbrance, the same shall be deemed a Permitted Encumbrance for all purposes hereunder.

ARTICLE VIII
CONDITIONS PRECEDENT TO CLOSING

8.1

Purchaser’s Conditions to Closing

.  Purchaser’s obligation to close under this Contract, shall be subject to and conditioned upon the fulfillment of the following conditions precedent:

8.1.1

All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.1.2

Each of Seller’s Representations shall be true in all material respects as of the Closing Date (with appropriate modifications permitted under this Contract);

8.1.3

Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

8.1.4

Neither Seller nor Seller’s general partner shall be a debtor in any bankruptcy proceeding nor shall have been in the last 6 months a debtor in any bankruptcy proceeding; and

8.1.5

The deliveries of Seller pursuant to Section 3.6.2.

Notwithstanding anything to the contrary, there are no other conditions on Purchaser’s obligation to Close except as expressly set forth in this Section 8.1.  If any condition set forth in Sections 8.1.1, 8.1.3 or 8.1.4 is not met, Purchaser may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price, or (b) terminate this Agreement and receive a full refund of the Deposit or (c) if such failure constitutes a default by Seller, exercise any of its remedies pursuant to Section 10.2.  If the conditions set forth in Section 8.1.2 or Section 8.1.5 are not met, then Seller shall not be in default pursuant to Section 10.2, and Purchaser may, as its sole and exclusive remedy, (i) notify Seller of Purchaser’s election to terminate this Contract and receive a return of the Deposit from the Escrow Agent, or (ii) waive such condition and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price.

8.2

Seller’s Conditions to Closing

.  Without limiting any of the rights of Seller elsewhere provided for in this Contract, Seller’s obligation to close with respect to conveyance of the Property under this Contract shall be subject to and conditioned upon the fulfillment of the following conditions precedent:

8.2.1

All of the documents and funds required to be delivered by Purchaser to Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.2.2

Each of the representations, warranties and covenants of Purchaser contained herein shall be true in all material respects as of the Closing Date;

8.2.3

Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder;

8.2.4

Seller has informed Purchaser that in connection with the sale of the Property pursuant to this Contract, Seller is required to file an information statement with the United States Securities Exchange Commission (the “SEC”) pursuant to Rule 14(c) of the Securities Exchange Act of 1934, as amended (the “Information Statement”).  Seller shall file the Information Statement with the SEC after the Effective Date.  It shall be a condition to Seller’s closing obligations hereunder that (A) either (x) Seller has not received any comments on the Information Statement from SEC for a period of 10 business days after the Information Statement has been filed with the SEC or (y) if Seller has received comments from the SEC within such 10 business day period, such comments have been addressed to the satisfaction of the SEC and the SEC has confirmed that it has no further comments to the Information Statement and (B) thereafter the Information Statement has been delivered to each of the limited partners of Seller and a period of not less than 20 days has expired;

8.2.5

There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser; and

If any of the foregoing conditions (except Section 8.2.4) to Seller’s obligation to close with respect to conveyance of the Property under this Contract are not met, Seller may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date, or (b) terminate this Contract, and, if such failure constitutes a default by Purchaser, exercise any of its remedies under Section 10.1.  If the condition set forth in Section 8.2.4 is not met on or before the Closing Date (as extended pursuant to Section 5.1), then this Contract shall terminate and, if Purchaser is not in default of its obligations hereunder, including, without limitation, its obligations under Section 4.8, the Deposit shall be returned to Purchaser.

ARTICLE IX
BROKERAGE

9.1

Indemnity

.  Seller represents and warrants to Purchaser that it has dealt only with Moran and Company, One North Franklin, Suite 700, Chicago, Illinois 60606, Attention: Peter W. Evans (“Broker”) in connection with this Contract.  Seller and Purchaser each represents and warrants to the other that, other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Contract, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder’s fees arising from or attributable to the acts or omissions of the indemnifying party.  The terms and provisions of this Section 9.1 shall survive the Closing or any termination of this Contract.

9.2

Broker Commission

.  If the Closing occurs, Seller agrees to pay Broker a commission according to the terms of a separate contract.  Broker shall not be deemed a party or third party beneficiary of this Contract.  As a condition to Seller’s obligation to pay the commission, Broker shall execute the signature page for Broker attached hereto solely for purposes of confirming the matters set forth therein.

ARTICLE X
DEFAULTS AND REMEDIES

10.1

Purchaser Default

.  If Purchaser defaults in its obligations hereunder to (a) deliver the Deposit (or any other deposit or payment required of Purchaser hereunder), (b) deliver to the Seller the deliveries specified under Section 5.3 on the date required thereunder, or (c) deliver the Purchase Price at the time required by Section 2.2.2 and close on the purchase of the Property on the Closing Date, then, Seller may immediately terminate this Contract and immediately thereafter, Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Deposit to Seller, and neither party shall be obligated to proceed with the purchase and sale of the Property.  If, Purchaser defaults in any of its other representations, warranties or obligations under this Contract, and such default continues for more than 10 days after written notice from Seller, then Seller may terminate this Agreement and immediately thereafter Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Deposit to Seller, and neither party shall be obligated to proceed with the purchase and sale of the Property.  The Deposit is liquidated damages and recourse to the Deposit is, except for Purchaser’s indemnity and confidentiality obligations hereunder, Seller’s sole and exclusive remedy for Purchaser’s failure to perform its obligation to purchase the Property or breach of a representation or warranty.  Seller expressly waives the remedies of specific performance and additional damages for such default by Purchaser.  SELLER AND PURCHASER ACKNOWLEDGE THAT SELLER’S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES RESULTING FROM A DEFAULT BY PURCHASER IN ITS OBLIGATION TO PURCHASE THE PROPERTY.  SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.1 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER’S EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT, OTHER THAN WITH RESPECT TO PURCHASER’S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER.

10.2

Seller Default

.  If Seller, prior to the Closing, intentionally and willfully defaults in its covenants, or obligations under this Contract, including its obligation to sell the Property as required by this Contract and such default continues for more than 10 days after written notice from Purchaser, then, at Purchaser’s election and as Purchaser’s sole and exclusive remedy, either (a) this Contract shall terminate, and all payments and things of value, including the Deposit, provided by Purchaser hereunder shall be returned to Purchaser and Purchaser may recover, as its sole recoverable damages (but without limiting its right to receive a refund of the Deposit), its direct and actual out-of-pocket expenses and costs (documented by paid invoices to third parties) in connection with this transaction, which damages shall not exceed $75,000 in aggregate, or (b) subject to the conditions below, Purchaser may seek specific performance of Seller’s obligations under this Contract (but not damages).  Purchaser may seek specific performance of Seller’s obligations under this Contract only if, as a condition precedent to initiating such litigation for specific performance, Purchaser shall (i) demonstrate that, if Seller performed its obligations hereunder, then Purchaser would have been able to deliver the total Purchase Price and all of Purchaser’s Closing documents to Escrow Agent in accordance with the requirements of this Contract, including, without limitation, Sections 2.2.2 and 5.3; (ii) not otherwise be in default under this Contract; and (iii) file suit therefor with the court on or before the 90th day after the Closing Date; if Purchaser fails to file an action for specific performance within 90 days after the Closing Date, then Purchaser shall be deemed to have elected to terminate the Contract in accordance with subsection (a) above.  SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.2 IS INTENDED TO AND DOES LIMIT THE AMOUNT OF DAMAGES DUE TO PURCHASER AND THE REMEDIES AVAILABLE TO PURCHASER, AND SHALL BE PURCHASER’S EXCLUSIVE REMEDY AGAINST SELLER, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY SELLER OF ITS COVENANTS OR ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT.  UNDER NO CIRCUMSTANCES MAY PURCHASER SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR INDIRECT DAMAGES, ALL OF WHICH PURCHASER SPECIFICALLY WAIVES, FROM SELLER FOR ANY BREACH BY SELLER, OF ITS COVENANTS OR ITS OBLIGATIONS UNDER THIS CONTRACT.  PURCHASER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST THE PROPERTY UNLESS AND UNTIL IT HAS IRREVOCABLY ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS CONTRACT AND HAS FILED AN ACTION SEEKING SUCH REMEDY.

ARTICLE XI
RISK OF LOSS OR CASUALTY

11.1

Major Damage

.  In the event that the Property is damaged or destroyed by fire or other casualty prior to Closing, and the cost of repair is more than $500,000, then Seller shall have no obligation to repair such damage or destruction and shall notify Purchaser in writing of such damage or destruction (the “Damage Notice”).  Within 10 days after Purchaser’s receipt of the Damage Notice, Purchaser may elect at its option to terminate this Contract by delivering written notice to Seller, in which case the Deposit shall be refunded to Purchaser.  In the event Purchaser fails to terminate this Contract within the foregoing 10-day period, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price, notwithstanding any such damage or destruction, and Purchaser and Seller shall, at Closing, execute and deliver an assignment and assumption (in a form reasonably acceptable to Seller and Purchaser) of Seller’s rights and obligations with respect to the insurance claim and related to such casualty, and thereafter Purchaser shall receive all insurance proceeds pertaining to such claim and not spent by Seller for demolition, site cleaning, restoration or other repairs (plus a credit against the Purchase Price at Closing in the amount of any deductible payable by Seller in connection therewith and not spent by Seller for demolition, site cleaning, restoration or other repairs).

11.2

Minor Damage

.  In the event that the Property is damaged or destroyed by fire or other casualty prior to the Closing, and the cost of repair is equal to or less than $500,000, this transaction shall be closed in accordance with the terms of this Contract, notwithstanding the damage or destruction; provided, however, Seller shall make such repairs to the extent of any recovery from insurance carried on the Property if such repairs can be reasonably effected before the Closing.  Subject to Section 11.3, if Seller is unable to effect such repairs prior to Closing, then Purchaser and Seller shall, at Closing, execute and deliver an assignment and assumption (in a form reasonably acceptable to Seller and Purchaser) of Seller’s rights and obligations with respect to the insurance claim and related to such casualty, and thereafter Purchaser shall receive all insurance proceeds pertaining to such claim and not spent by Seller for demolition, site cleaning, restoration or other repairs (plus a credit against the Purchase Price at Closing in the amount of any deductible payable by Seller in connection therewith and not spent by Seller for demolition, site cleaning, restoration or other repairs).

11.3

Repairs

.  To the extent that Seller elects to commence any repair, replacement or restoration of the Property prior to Closing, then Seller shall be entitled to receive and apply available insurance proceeds to any portion of such repair, replacement or restoration completed or installed prior to Closing, with Purchaser being responsible for completion of such repair, replacement or restoration after Closing from the balance of any available insurance proceeds.  To the extent that any repair, replacement or restoration of a casualty has been commenced prior to Closing, then the Property Contracts shall include, and Purchaser shall assume at Closing, all construction and other contracts entered into by Seller in connection with such repair, replacement or restoration, subject to Purchaser’s consent, which shall not be unreasonably withheld.

ARTICLE XII
EMINENT DOMAIN

12.1

Eminent Domain

.  In the event that, at the time of Closing, any material part of the Property is (or previously has been) acquired, or is about to be acquired, by any governmental agency by the powers of eminent domain or transfer in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser’s option, to terminate this Contract by giving written notice within 10 days after Purchaser’s receipt from Seller of notice of the occurrence of such event, and if Purchaser so terminates this Contract, Purchaser shall recover the Deposit hereunder.  If Purchaser fails to terminate this Contract within such 10-day period, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price and Purchaser shall receive the full benefit of any condemnation award, which shall be assigned by Seller to Purchaser at Closing.  It is expressly agreed between the parties hereto that this Section shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.

ARTICLE XIII
MISCELLANEOUS

13.1

Binding Effect of Contract

.  This Contract shall not be binding on either party until executed by both Purchaser and Seller.  Neither the Escrow Agent’s nor the Broker’s execution of this Contract shall be a prerequisite to its effectiveness.  Subject to Section 13.3, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

13.2

Exhibits and Schedules

.  All Exhibits and Schedules, whether or not annexed hereto, are a part of this Contract for all purposes.

13.3

Assignability

.  Except to the extent required to comply with the provisions of Section 13.18 related to a 1031 Exchange, this Contract is not assignable by Purchaser without first obtaining the prior written approval of the Seller.  Notwithstanding the foregoing, Purchaser may assign this Contract, without first obtaining the prior written approval of the Seller, to one or more entities so long as (a) Purchaser is an affiliate of the purchasing entity(ies), (b) Purchaser is not released from its liability hereunder, and (c) Purchaser provides written notice to Seller of any proposed assignment no later than 10 days prior to the Closing Date.  As used herein, an affiliate is an entity controlled by James J. Riley, Sr. and/or Janet Riley, or any of their children, or trusts established for the benefit of any of them or their grandchildren, provided that such assignment shall not release the originally named purchasers from any liabilities arising under this Contract.

13.4

Captions

.  The captions, headings, and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

13.5

Number and Gender of Words

.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

13.6

Notices

.  All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally-recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified or registered mail, return receipt requested; or (d) sent by confirmed facsimile transmission or electronic delivery with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than 3 Business Days thereafter.  All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery.  Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices.  All notices shall be sent to the addressee at its address set forth following its name below:

To Purchaser:

Nighthawk Properties, LLC
Osprey Properties Limited Partnership, LLLP
c/o Condor Corporation
2320 Lexington Avenue South
Saint Paul, Minnesota 55120
Attention:

Jon Riley
Telephone:

651-452-2627
Facsimile:

651-452-6524

With a copy to:

Best & Flanagan LLP
225 South Sixth Street, Suite 4000
Minneapolis, Minnesota  55402-4690
Attention:

Greg Soule, Esq.
Telephone:

612-349-5653
Facsimile:

612-339-5897

To Seller:

ORP Three, L.L.C.
c/o AIMCO
4582 South Ulster Street Parkway
Suite 1100
Denver, Colorado  80237
Attention:

Mark Reoch and Brian Bornhorst
Telephone:

303-691-4337 (Mark Reoch)
Facsimile:

303-300-3261 (Mark Reoch)
Telephone:

303-691-4472 (Brian Bornhorst)
Facsimile:

303-300-3261 (Brian Bornhorst)

And:

c/o AIMCO
4582 South Ulster Street Parkway
Suite 1100
Denver, Colorado  80237
Attention:

Mr. Harry Alcock
Telephone:

303-691-4344
Facsimile:

303-300-3282

with copy to:

AIMCO
4582 South Ulster Street Parkway
Suite 1100
Denver, Colorado  80237
Attention:

John Spiegleman, Esq.
Telephone:

303-691-4303
Facsimile:

303-300-3260

and a copy to:

Moran and Company
One North Franklin, Suite 700
Chicago, Illinois 60606
Attention:

Peter W. Evans
Telephone:

312-407-6711
Facsimile:

312-407-6717

and a copy to:

Bryan Cave LLP
1290 Avenue of the Americas
New York, New York 10510
Attention:

Sandor A. Green, Esq.
Telephone:

212-541-2049
Facsimile:

212-541-1449

Any notice required hereunder to be delivered to the Escrow Agent shall be delivered in accordance with above provisions as follows:

Stewart Title Guaranty Company
1980 Post Oak Boulevard, Suite 610
Houston, TX 77056
Attention:

Wendy Howell
Telephone:

800-729-1906
Facsimile:

713-552-1703

Unless specifically required to be delivered to the Escrow Agent pursuant to the terms of this Contract, no notice hereunder must be delivered to the Escrow Agent in order to be effective so long as it is delivered to the other party in accordance with the above provisions.

13.7

Governing Law and Venue

.  The laws of the State of Minnesota shall govern the validity, construction, enforcement, and interpretation of this Contract, unless otherwise specified herein except for the conflict of laws provisions thereof.  Subject to Section 13.24, all claims, disputes and other matters in question arising out of or relating to this Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in the state in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

13.8

Entire Agreement

.  This Contract embodies the entire Contract between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and contracts, whether written or oral.

13.9

Amendments

.  This Contract shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that, (a) the signature of the Escrow Agent shall not be required as to any amendment of this Contract other than an amendment of Section 2.3, and (b) the signature of the Broker shall not be required as to any amendment of this Contract.

13.10

Severability

.  In the event that any part of this Contract shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law.  If such provision cannot be reformed, it shall be severed from this Contract and the remaining portions of this Contract shall be valid and enforceable.

13.11

Multiple Counterparts/Facsimile Signatures

.  This Contract may be executed in a number of identical counterparts.  This Contract may be executed by facsimile signatures or electronic delivery of signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

13.12

Construction

.  No provision of this Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

13.13

Confidentiality

.  Purchaser shall not disclose the terms and conditions contained in this Contract and shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Contract (a) as required by law, (b) to consummate the terms of this Contract, or any financing relating thereto, or (c) to Purchaser’s or Seller’s lenders, attorneys and accountants.  Any information obtained by Purchaser in the course of its inspection of the Property, and any Materials provided by Seller to Purchaser hereunder, shall be confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its Consultants, without Seller’s prior written authorization, which may be granted or denied in Seller’s sole discretion; provided, however, that Purchaser may disclose information concerning the Property to municipal officials to assess the existence and extent of any building code or other violations.  In addition, Purchaser shall use its reasonable efforts to prevent its Consultants from divulging any such confidential information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract.  Unless and until the Closing occurs, Purchaser shall not market the Property (or any portion thereof) to any prospective purchaser or lessee without the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion.  Notwithstanding the provisions of Section 13.8, Purchaser agrees that the covenants, restrictions and agreements of Purchaser contained in any confidentiality agreement executed by Purchaser prior to the Effective Date shall survive the execution of this Contract and shall not be superseded hereby.

13.14

Time of the Essence

.  It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract.

13.15

Waiver

.  No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  No waiver, amendment, release, or modification of this Contract shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

13.16

Attorneys Fees

.  In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the substantially prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys’ fees and expenses incidental to such litigation and arbitration, including the cost of in-house counsel and any appeals.

13.17

Time Zone/Time Periods

.  Any reference in this Contract to a specific time shall refer to the time in the time zone where the Property is located.  (For example, a reference to 3:00 p.m. refers to 3:00 p.m. MST if the Property is located in Denver, CO.)  Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

13.18

1031 Exchange

.  Seller and Purchaser acknowledge and agree that the purchase and sale of the Property may be part of a tax-free exchange for either Purchaser or Seller pursuant to Section 1031 of the Code, the regulations promulgated thereunder, revenue procedures, pronouncements and other guidance issued by the Internal Revenue Service.  Each party hereby agrees to cooperate with each other and take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Contract, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange), and (d) no dates in this Contract will be extended as a result thereof, except as specifically provided herein.  Notwithstanding anything in this Section 13.18 to the contrary, Seller shall have the right to extend the Closing Date (as extended pursuant to the second or third sentences of Section 5.1) for up to 30 days in order to facilitate a tax free exchange pursuant to this Section 13.18, and to obtain all documentation in connection therewith.

13.19

No Personal Liability of Officers, Trustees or Directors of Seller’s Partners

.  Purchaser acknowledges that this Contract is entered into by Seller which is a Maryland limited liability company, and Purchaser agrees that none of Seller’s Indemnified Parties shall have any personal liability under this Contract or any document executed in connection with the transactions contemplated by this Contract.

13.20

No Exclusive Negotiations

.  Seller shall have the right, at all times prior to the expiration of the Feasibility Period, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third-party; provided, however, that such communications are subject to the terms of this Contract, and that Seller shall not enter into any contract or binding Contract with a third-party for the sale of the Property unless such Contract is contingent on the termination of this Contract without the Property having been conveyed to Purchaser.

13.21

ADA Disclosure

.  Purchaser acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the “ADA”) and the federal Fair Housing Act (the “FHA”).  The ADA requires, among other matters, that tenants and/or owners of “public accommodations” remove barriers in order to make the Property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons.  Seller makes no warranty, representation or guarantee of any type or kind with respect to the Property’s compliance with the ADA or the FHA (or any similar state or local law), and Seller expressly disclaims any such representations.

13.22

No Recording

.  Purchaser shall not cause or allow this Contract or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without Seller’s prior written consent, which consent may be withheld at Seller’s sole discretion.  If the Purchaser records this Contract or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Contract.  Purchaser hereby appoints the Seller as Purchaser’s attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the Contract or other memorandum or evidence thereof from the public records.  This appointment shall be coupled with an interest and irrevocable.

13.23

Relationship of Parties

.  Purchaser and Seller acknowledge and agree that the relationship established between the parties pursuant to this Contract is only that of a seller and a purchaser of property.  Neither Purchaser nor Seller is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.

13.24

Dispute Resolution

.  Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Contract (and any closing document executed in connection herewith), including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Contract by binding arbitration.  The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association.  Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in the state in which the Property is located.  The parties shall attempt to designate one arbitrator from the American Arbitration Association.  If they are unable to do so within 30 days after written demand therefor, then the American Arbitration Association shall designate an arbitrator.  The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction.  The arbitrator shall award attorneys’ fees (including those of in-house counsel) and costs to the substantially prevailing party and charge the cost of arbitration to the party which is not the substantially prevailing party.  Notwithstanding anything herein to the contrary, this Section 13.24 shall not prevent Purchaser or Seller from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the state in which the Property is located (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Contract or to prevent irreparable harm and injury.  The court’s jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Contract between the parties hereto shall be determined through final and binding arbitration in accordance with this Section 13.24.

13.25

AIMCO Marks

.  Purchaser agrees that Seller, the Property Manager or AIMCO, or their respective affiliates, are the sole owners of all right, title and interest in and to the AIMCO Marks (or have the right to use such AIMCO Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the AIMCO Marks is granted, transferred, assigned or conveyed as a result of this Contract.  Purchaser further agrees that Purchaser will not use the AIMCO Marks for any purpose.

13.26

Non-Solicitation of Employees

.  Prior to the expiration of the Feasibility Period, Purchaser acknowledges and agrees that, without the express written consent of Seller, neither Purchaser nor any of Purchaser’s employees, affiliates or agents shall solicit any of Seller’s employees or any employees located at the Property (or any of Seller’s affiliates’ employees located at any property owned by such affiliates) for potential employment.

13.27

Survival

.  Except for (a) all of the provisions of this Article XIII (other than Sections 13.18 and 13.20); (b) Sections 2.3, 3.3, 3.4, 3.5, 4.8, 5.4, 5.5, 6.2, 6.5, 9.1, 11.3, 14.1, and 14.2; (c) any other provisions in this Contract, that by their express terms survive the termination or Closing; and (d) any payment obligation of Purchaser under this Contract (the foregoing (a), (b), (c) and (d) referred to herein as the “Survival Provisions”), none of the terms and provisions of this Contract shall survive the termination of this Contract, and if the Contract is not so terminated, all of the terms and provisions of this Contract (other than the Survival Provisions, which shall survive the Closing) shall be merged into the Closing documents and shall not survive Closing.

13.28

Multiple Purchasers

.  As used in this Contract, the term “Purchaser” means all entities acquiring any interest in the Property at the Closing, including, without limitation, any assignee(s) of the original Purchaser pursuant to Section 13.3 of this Contract.  In the event that “Purchaser” has any obligations or makes any covenants, representations or warranties under this Contract, the same shall be made jointly and severally by all entities being a Purchaser hereunder.

ARTICLE XIV
LEAD–BASED PAINT DISCLOSURE

14.1

Disclosure

.  Seller and Purchaser hereby acknowledge delivery of the Lead Based Paint Disclosure attached as Exhibit H hereto.

14.2

Consent Agreement

. Testing (the “Testing”) has been performed at the Property with respect to lead-based paint.  Law Engineering and Environmental Services, Inc. performed the Testing and reported its findings in the Multifamily: Component Type Report, dated December 12, 2000, a copy of which is attached hereto as Exhibit J (the “Report”).  The Report certifies the Property as lead-based paint free.  By execution hereof, Purchaser acknowledges receipt of a copy of the Report, the Lead-Based Paint Disclosure Statement attached hereto as Exhibit H, and acknowledges receipt of that certain Consent Agreement (the “Consent Agreement”) by and among the United States Environmental Protection Agency (executed December 19, 2001), the United States Department of Housing and Urban Development (executed January 2, 2002), and AIMCO (executed December 18, 2001).  Because the Property has been certified as lead based paint free, Seller is not required under the Consent Agreement to remediate or abate any lead-based paint condition at the Property prior to the Closing.  Purchaser acknowledges and agrees that (1) after Closing, the Purchaser and the Property shall be subject to the Consent Agreement and the provisions contained herein related thereto and (2) that Purchaser shall not be deemed to be a third party beneficiary to the Consent Agreement.

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NOW, THEREFORE, the parties hereto have executed this Contract as of the date first set forth above.

Seller:

ORP THREE L.L.C.
a Maryland limited liability company

By:

ORP CORPORATION III, a Maryland corporation, its managing member

By:

  /s/Brian J. Bornhorst
Name:         Brian J. Bornhorst
Title:

 Vice President

Purchaser:

NIGHTHAWK PROPERTIES, LLC
a Minnesota limited liability company

By:  /s/ James R. Riley

Name:  James R. Riley

Nighthawk Properties, LLC Tax Identification Number/Social Security Number:

OSPREY PROPERTIES LIMITED PARTNERSHIP, LLLP
a Minnesota limited liability limited partnership

By: /s/ James R. Riley
Name:  James R. Riley

Title:  President

Osprey Properties Limited Partnership, LLLP

Tax Identification Number/Social Security Number: